PALM HARBOR HOMES FILES FOR CHAPTER 11 TO PROVIDE LIQUIDITY

Receives Commitment for New Credit Facility from Fleetwood Homes

Continues to Design, Engineer and Produce Homes and Buildings

Standard Casualty Entities and CountryPlace Mortgage Entities Excluded from Filing

DALLAS, Texas – (November 29, 2010) – Palm Harbor Homes, Inc. (NASDAQ: PHHM) today announced that it and five of its domestic subsidiaries, Palm Harbor Manufacturing L.P., Palm Harbor Albemarle L.L.C., Palm Harbor Real Estate L.L.C., Palm Harbor GenPar L.L.C. and Nationwide Homes Inc. (collectively the “Company”), filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  The Company is taking this action to provide liquidity and partner with Fleetwood Homes, Inc., a subsidiary of Cavco Industries, Inc. (NASDAQ: CVCO) through a sale process pursuant to Section 363 of the Bankruptcy Code in order to support ongoing operations.

In conjunction with the filing, the Company has received a commitment of $50 million, which may increase to $55 million if certain conditions are met, for a debtor-in-possession (DIP) credit facility from Fleetwood Homes that will be used to extinguish all obligations due on the existing Textron Financial Corporation facility and fund post-petition operations, commitments to customers, and employee obligations.

“Prolonged poor industry conditions have depleted the liquidity of Palm Harbor Homes despite management’s ongoing efforts to improve and scale back operations as prudent and restructure our existing debt.  Over the last several months, we have a conducted a thorough process to identify the best capital partner for our Company,” said Larry H. Keener, chairman, president and chief executive officer of Palm Harbor Homes.

“Management and the Board have decided that the Chapter 11 process is the best alternative available for all stakeholders and provides us with the most timely and orderly means to recapitalize our Company.  In support of this decision, we are pleased to announce our commitment for Debtor-In-Possession financing with Fleetwood Homes to provide us the liquidity runway to participate in a court approved 363 auction process to seek the highest recovery for our various stakeholders,”  added Keener.

Fleetwood Homes, Inc. is owned by Cavco Industries, Inc. and Third Avenue Value Fund (TAVFX).  Third Avenue Management, the investment advisor to TAVFX, is a New York-based company with expertise in value and distressed investing.  A subsidiary of Fleetwood Homes, Inc. will be the stalking horse bidder for the assets and certain warranty and other liabilities of the Company.

Palm Harbor Homes’ affiliates, Standard Casualty Company, Standard Insurance Agency, Palm Harbor Insurance Agency and CountryPlace Acceptance Corp., were not included in and their operations will not be impacted by the filing.  These entities will, however, be included in the merger that results from the auction process.

Joseph H. Stegmayer, chairman, president & chief executive officer of Cavco Industries, Inc. added, “We are pleased to have this opportunity to partner with Palm Harbor Homes and look forward to a successful outcome of this process.  Our mutual intention is to help Palm Harbor continue its heritage of providing quality home building, retailing, finance availability, competitive insurance products and outstanding customer service.  Our combined businesses will have a strengthened foundation and market presence.”

The Company emphasized that daily operations are expected to continue uninterrupted throughout the restructuring.  The Company filed approximately 20 “first-day motions” covering the continuation of employee programs and business operations, as well as its post-petition DIP financing, the continuation of supplier payments, customer contract and warranty programs, retailer rebate programs, and other case administration matters.  The Company anticipates that these first-day motions will be heard this week.  Pursuant to the relief requested in those motions, homes will be sold, manufactured and delivered as normal, employees will be paid and will continue to receive the same benefits as before the filing and all customer contracts and warranties will be honored.

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15303 Dallas Parkway, Suite 800, Addison, TX  75001 • Voice: (972) 991-2422 • Fax: (972) 991-5949
www.palmharbor.com

PHHM Files For Chapter 11 To Provide Liquidity

November 29, 2010

“Despite the current challenges in our core markets, we still believe there are considerable opportunities in the factory-built construction industry in the future,” said Keener. “We fully expect to proceed through this restructuring swiftly and continue designing and manufacturing high quality products for our retailers, builders and developers.”

The Company filed its voluntary petitions in the U.S. Bankruptcy Court for the District of Delaware in Wilmington.

For further information please contact the Company’s toll-free information line at 1-888-220-3896 or visit the Company’s restructuring website at www.restructure.palmharbor.com.

The Company’s legal advisor is Locke Lord Bissell & Liddell; its financial advisor is Raymond James & Associates and its restructuring advisor is Alvarez & Marsal.

The Company also announced today that it has appointed Brian Cejka of Alvarez & Marsal as its Chief Restructuring Officer.  Mr. Cejka will report to the Company’s Chief Executive Officer.

About Palm Harbor Homes, Inc.
Dallas, Texas-based Palm Harbor Homes is one of the nation's leading manufacturers and marketers of factory-built homes.  The Company markets nationwide through vertically integrated operations, encompassing manufacturing, marketing, financing and insurance.  For more information, please visit www.palmharborhomes.com.

Forward-Looking Statements
This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  The most significant among these risks and uncertainties are: (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases; (iii) the ability of the Company and its subsidiaries to develop and consummate one or more plans of reorganization with respect to the chapter 11 cases; (iv) the effects of the Company’s Bankruptcy Filing on the Company and the interests of various creditors, equity holders and other constituents; (v) Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general; (vi) the length of time the Company will operate under the chapter 11 cases; (vii) risks associated with third party motions in the chapter 11 cases, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed; (viii) the potential adverse effects of the chapter 11 proceedings on the Company’s liquidity or results of operations; (ix) the ability to execute the Company’s business and restructuring plan; (x) increased legal and professional costs related to the Bankruptcy Filing and other litigation; (xi) the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees.  The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking information.  Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

Contact: Brian Ceika
                Chief Restructuring Officer
                1-888-220-3896

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15303 Dallas Parkway, Suite 800, Addison, TX  75001 • Voice: (972) 991-2422 • Fax: (972) 991-5949
www.palmharbor.com